UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

The Manitowoc Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on H/Say 5,2009, for The Manitowoc Company, Inc. This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review aS! of the important information contained in the proxy materials before voting. The proxy statement and annual report are available at www,proxydocs.cqm/mtw. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 27,2009 to facilitate timely delivery.To submit your proxy while visiting this site you will need the 12 digit control number in the box below. | j Under new United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. We have chosen to use these procedures for our 2009 Annual Meeting and need YOUR participation. View Proxy Materials an Annual Report Online at www. proxydocs.com/mtw A convenient way to view proxy materials and VOTES Material may be requested by one of the following methods: INTERNET TELEPHONE *E-MAlL wwwJnvestorelctios.com/mtw (868)648-8133 papereinvestorelections.com If requesting material by e-mail, please send YOU must use the 12 digit control number a blank e-mail with the 12 digit control number located in the shaded gray box below. Included with your e-mail requesting material. To view your proxy materials online, go to www.proxydocs.com/mtw. Have the 12 digit control number available when you access the website and follow the instructions. ACCOUNT NO. # SHARES The Manitowoc Company Inc. Notice of Annual Meeting Date: Tuesday, May 5, 2009 Time: 9:00 A.M. (Central Daylight Time) * Place: Holiday Inn, 4601 Calumet Avenue, Manitowoc, Wisconsin The purpose ofthe Annual Meeting is to take the following action: To elect two Directors. Nominees: Cynthia M. Egnotovich and James L. Packard To ratify the appointment of PricewaterhouseCoopers LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. The Board of Directors recommends that you vote “FOR” both proposals. 3. To transact such other business as may properly come before the Annual Meeting. While we encourage shareholders to vote by the means indicated above, a shareholder is entitled to vote in person at the annual meeting. Additionally, a shareholder who has submitted a proxy before the meeting, may revoke that proxy by voting in person at the annual meeting. Should you desire directions to the annual meeting, please call 1 -800-235-9410.